Exhibit 99.1: Three-Five Systems Presentation — September 3, 2003.

Slide 1
NYSE: TFS
The Display/EMS Experts

Jack L. Saltich
Chief Executive Officer

Jeffrey D. Buchanan
Executive Vice President & CFO

Slide 2
NYSE: TFS

•	Experts in display design and manufacture since 1985.

•	Spinning off its LCoS™ technology division into Brillian [Nasdaq: BRLC] with record date of 9/4/03 and distribution date of 9/15/03.

The spin-off

Shareholders

↓	↑
TFS	↑
Three-Five Systems, Inc.→Microdisplay Business→Brillian Corporation

•	TFS will now capitalize on its unique display expertise combined with recently added EMS capabilities.

Slide 3
TFS Transformation

Through 2002	2003 & Beyond

A pure display company	A display company with EMS expertise
Selling display modules	Selling full manufacturing services
One customer: Motorola	Many customers; None more than 25%
One market: telecom	Multiple markets: automotive, computing, consumer, industrial, medical, telecom
Investing in Microdisplays	Investing in product marketing, applications engineering, and IT

Slide 4
TFS Strengths

A long history of display expertise, linked with complete electronic manufacturing services.

Display Expertise	Global EMS Capabilities	Financially Strong

Slide 5
It’s A Display-Centric World

[Graphics: Kiosk, Monitor, Slot Machine, ATM Machine, Cell Phone]

70%	Display Value	20%	→ → →

Slide 6
TFS Display Strategy

     [Graphic: showing transformation of unpackaged display to a completed system.]

Display Fab	TFS
→ → → →		→ → → → →

1	2	3	4	5
Unpackaged Display	Finished Display	Finished Display	Complete Module +	System and/or
	+	+	Driving Electronics	Box Build
	Driver IC	Driver IC
+
FPC
↓
Display-centric EMS
Aligned with Market Trends

Slide 7
Display/Electronic Product Trends

Monochrome to Color
CRT to Flat Panel Increased system Complexity	[Graphic: Schematic of industrial product with display]
Greater Display Value
Display integration requires specialized expertise

Slide 8
From Concept . . . to Product

Design		Prototype	Custom	PCBA,	Std.	Box	Custom	World-wide Post
Services	Display Design	& NPI	Displays	RF Module	Displays	Build	Monitor	Sales Service

Penang	Phoenix Beijing	Seattle	Beijing Manila	Manila Penang	World-Wide	Seattle Penang Beijing	Boston Beijing

Complete display capabilities . . . . .
Coupled with extended manufacturing services.

Slide 9
How TFS Competes

•	Offer numerous monochrome and color display products, including LCD and OLED technologies, in custom and standard configurations.

•	Maintain intimate design relationship with the customer.

•	Reduce the customer’s vendor base by offering end-to-end manufacturing services.

•	Maintain a strong balance sheet.

•	Provide a global footprint in sales, operations, and manufacturing.

Slide 10
US Locations

[Graphics: Phoenix site, Seattle site, Boston site]

Phoenix
     Corporate Headquarters
     Display Design Engineering
     Display Sales and Marketing

Seattle
     Prototyping / NPI
     High Mix / Low Volume
     Audited & Approved by IBM, DELL, HP/Compaq

Boston
     Customized Monitors

Slide 11
TFS is Global:

Asian High-Volume Facilities
[Graphics: Manila site, Beijing site, Penang site]

Audited & approved: IBM, DELL, HP/Compaq
Display module & RF module manufacturing
Prototyping & new product launch
Combination high/low volume & mix

Slide 12
TFS Served Available Market (SAM)

Market data from multiple sources, including USDC/Display Search; IDC; ETP; and Frost & Sullivan

Slide 13
Revenue Sources: Display/EMS

[Graphic]
     Pie Chart = 50% Display and 50% EMS in 2003;
     Pie Chart = 100% Display/EMS Integrated Revenue Beyond 2003

EMS = Extended Manufacturing Services

Slide 14
Diverse Revenue Sources: 2003(E)
[Graphic (omitted) – Pie Chart]

17%	Medical
6%	Consumer

8%	Industrial
27%	Computing
6%	Automotive
36%	Telecom

Slide 15
A Few of TFS’ 250 Customers

	Consumer	Computing	Industrial	Medical	Telecom	Automotive

Amana	✓
Avocent		✓
Flextronics	✓			✓	✓
GE / Spacelabs	✓			✓
Hypercom			✓
Invensys			✓
Medtronic				✓
Motorola					✓	✓
Toshiba/Synaptics		✓

Slide 16
TFS’ Unique Value Proposition to Customers

•	One-stop-shopping for Display & EMS Expertise

•	Design Centers Situated to Support Customer Locations

•	Multiple Display Technologies Offered: Standard & Custom Formats

•	Prototype, NPI, PCBA, Box Build, Fulfillment Service

•	Cost Effective Global Manufacturing Locations

Slide 17
Finance
Jeffrey D. Buchanan, CFO

Slide 18
Capitalization After Spin-Off

Shares outstanding	21.2M
Estimated total assets	$200M
Estimated cash	$34M
Estimated net worth	$143M
Estimated tangible book value	$110M

Slide 19
Financial History (without Brillian)

[Graph (omitted) showing following information]

			($ thousands)(unaudited)		(Guidance)
	2000	2001	2002	1H2003	2H2003

Sales	$159,600	$117,200	$86,600	$71,300	$94,000
Gross Margin Percentage	22%	1%	9%	3%	6%
Operating Costs Percentage	8%	12%	21%	15%	13%
Operating Margin	14%	-11%	-12%	-12%	-7%

Slide 20
Revenue Mix: Organic vs. Acquired

[Graph (omitted) showing following information]

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03

Organic	$22,900	$23,800	$17,600	$15,800	$8,200	$22,100
Acquired	$0	$0	$600	$5,800	$17,100	$23,900

Slide 21
Revenue Mix: Displays vs. EMS

[Graph (omitted) showing following information]

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03

Motorola	$19,900	$21,200	$14,400	$12,100	$5,500	$6,300
Other Products w/Displays	$3,000	$2,600	$3,800	$5,700	$6,700	$17,700
Products w/o Displays	$0	$0	$0	$3,800	$13,000	$22,000

Slide 22
P&L Highlights – 1H03

	($ thousands,
	except per share date)

	1Q03	2Q03

Sales	$25,324	$45,992
Gross Margin	$244	$1,969
	1.0%	4.3%
Operating Costs	$5,068	$5,544
	-20.0%	12.1%
Operating Margin	($4,824)	($3,575)

	($ thousands,
	except per share date)

	1Q03	2Q03

	-19.0%	-7.8%
Net Income (continuing Ops)	($2,892)	($2,218)	←←←←	w/o Brillian
EPS (continuing Ops)	($0.14)	($0.10)
Net Income	($5,475)	($4,876)	←←←←	Includes Brillian
EPS	($0.26)	($0.23)

Slide 23
Balance Sheet Highlights ($ thousands)

	6/30/2003

Cash & Short-term Investments	$63,300	←←$22M of cash will go to Brillian
Accounts Receivable	$27,800
Inventory	$35,300
Intangibles and Goodwill	$52,000
Accounts Payable	$28,800
Short and Long-term Debt	$17,200
Stockholders’ Equity	$195,300

Slide 24
Cash Conversion
[Graph (omitted) showing following information]

	1Q02	2Q02	3Q02	4Q02	1Q03	2Q03

DSOs	63	53	67	62	61	44
Inventory Days	60	52	60	69	84	63
Payable Days	(48)	(37)	(47)	(39)	(45)	(46)

Cash Conversion Days	75	68	80	92	100	61

Slide 25
Financial Metrics (without Brillian)

	2001	2002	1Q03	2Q03

Current Ratio	8.8	7.3	4.3	3.1
Operating Cash Flow	$13,600	$9,900	$3,962	($2,879)
Debt to Equity	<5%	<5%	<5%	<5%

Slide 26
TFS Comparables

			(mean average data)
	LTM	Gross	Op	Op			Current
	Sales	Margin	Costs	Margin	P/E	P/BV	Ratio

Large EMS (>$3b)	$9,519	5.8%	4.6%	1.1%	30.0	1.6	1.8
Ex. FLEX, CLS, SANM, SLR
Mid-size EMS ($300m-$3b)	$1,252	6.7%	7.0%	-0.3%	21.1	1.3	1.9
Ex. BHE, MSV, PMTR, PLXS
Small EMS ($100-$300m)	$222	11.0%	9.5%	1.6%	16.9	1.2	3.3
Ex. LB, RAVN, SUNN
Micro EMS (<$100m)	$59	15.5%	9.9%	5.5%	7.2	1.5	1.9
Ex. SGMA, SMTI, TCDN
Display	$166	32.8%	20.4%	12.4%	22.7	3.0	2.6
Ex. PLNR, WEDC

Slide 27
TFS Operating Model

	1H03	2H03	Mid-Term	Long-Term

Sales	100%	100%	100%	100%
Gross Margin	4%	6%	10-12%	12-14%
Operating Costs	15%	13%	8-11%	6-8%
Operating Margin	-11%	-7%	2-4%	5-6%

Sales Driver:	Off-shore EMS business at medium to high volumes

Margin Drivers:	Improved factory utilization
Non-telecom display market penetration
Medical market segment penetration
Customized LCD monitor market segment penetration

Slide 28
TFS Unique Value Proposition to Shareholders

•	New category of electronics business: Display + EMS

•	Unique display capabilities – difficult to replicate

•	Higher growth opportunities than display companies because of EMS capabilities

•	High margins than EMS companies due to display expertise

•	Global footprint and strong balance sheet

Slide 29
TFS

Display / EMS

Because nearly every electronic has a display